UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017

FIBROCELL SCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐                 Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐                 Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On December 7, 2017, Fibrocell Science, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“HCW”), relating to the sale of 7,714,156 shares of its common stock, par value $0.001 per share (the “Common Stock”), pre-funded warrants to purchase an aggregate of 5,922,208 shares of Common Stock and common warrants to purchase up to an aggregate of 13,636,364 shares of Common Stock (the “Offering”). Each share of Common Stock or pre-funded warrant, as applicable, was sold together with a common warrant to purchase one share of Common Stock at a combined effective price to the public of $0.77 per share and accompanying common warrant.

The Company and HCW completed the Offering on December 11, 2017, resulting in approximately $9.3 million of net proceeds to the Company after deducting the underwriter’s discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for the continued clinical and pre-clinical development of its product candidates, FCX-007 and FCX-013, for the research of potential product candidates under its 2015 Exclusive Channel Collaboration Agreement with Intrexon Corporation and for other general corporate purposes.

The common warrants are exercisable immediately at an exercise price of $0.77 per share and will expire five years from the date of issuance. The pre-funded warrants are exercisable immediately at an exercise price of $0.01 per share and may be exercised until they are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise of the common warrants and pre-funded warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, among other events as described in the common warrants and pre-funded warrants. In the event of certain transactions involving a sale of the Company, each holder of common warrants has the right, exercisable at its option, to require the Company to purchase such holder’s common warrants at a price determined using a Black-Scholes option pricing model as described in the common warrants. The shares of Common Stock or pre-funded warrants, as applicable, and the accompanying common warrants could only be purchased together in this Offering but were issued separately.

The Company has granted HCW a thirty day option, ending January 6, 2017, to purchase up to 2,045,454 additional shares of Common Stock at a purchase price of $0.76 per share and/or common warrants to purchase up to an aggregate of 2,045,454 shares of Common Stock at a purchase price of $0.01 per common warrant with an exercise price of $0.77 per share, less the underwriting discounts and commissions. On December 1, 2017, HCW partially exercised this option by purchasing common warrants to purchase 410,586 shares of Common Stock, resulting in net proceeds to the Company of approximately $4,000.00.

HCW acted as sole book-running manager for the Offering, which was a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (Registration No. 333-221375) that was declared effective by the Securities and Exchange Commission (the “SEC”) on December 6, 2017. The Offering was made only by means of a prospectus forming a part of the effective registration statement. The Company paid HCW a commission equal to 7.0% of the gross proceeds of the Offering and other expenses, excluding the gross proceeds raised from sales of securities in the Offering to Randal J. Kirk, Intrexon Corporation, Third Security, LLC or any of their affiliates. As additional compensation, the Company has issued warrants to HCW to purchase 436,364 shares of Common Stock (the “Underwriter Warrants”).  The Underwriter Warrants will have an exercise price of $0.9625 per share, will be exercisable for five years from the date of the Underwriting Agreement and may be exercised on a cashless basis in certain circumstances specified therein.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed, subject to certain exceptions, not to offer, issue or sell any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of ninety (90) days following the Offering without the prior written consent of the Underwriter.

The foregoing descriptions of the Underwriting Agreement, the Underwriter Warrants, the common warrants and the pre-funded warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the forms of the Underwriter Warrant, common warrant and pre-funded warrant, copies of which are filed as

Exhibit 1.1, Exhibit 4.1 Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01    Other Events.

On December 7, 2017, the Company issued a press release announcing the pricing of the Offering. On December 11, 2017, the Company issued a press release announcing the closing of the Offering. A copy of each press release is filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

As a result of the public offering of its Common Stock and warrants which closed on December 11, 2017, the Company’s stockholders’ equity as of the date of this filing exceeds the $2.5 million minimum required for continued listing of its Common Stock on the Nasdaq Capital Market.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K is set forth on the Exhibit Index, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement, dated as of December 7, 2017, by and between Fibrocell Science, Inc. and H.C. Wainwright & Co., LLC.

4.1	Form of Underwriter’s Common Stock Purchase Warrant.

4.2	Form of Common Stock Purchase Warrant.

4.3	Form of Pre-Funded Common Stock Purchase Warrant.

99.1	Press release of Fibrocell Science, Inc., dated December 7, 2017.

99.2	Press release of Fibrocell Science, Inc., dated December 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.

By:	/s/ John M. Maslowski
John M. Maslowski
President and Chief Executive Officer

Date: December 11, 2017